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Exhibit 3.17

        LIBRO NUMERO SEIS DE ACTAS Y POLIZAS.

        ACTA NUMERO OCHO MIL SEISCIENTOS SESENTA Y SIETE.

        En la Ciudad de México, Distrito Federal, a veintitrés de diciembre de dos mil tres.

        Yo, Licenciado JUAN MARTIN ALVAREZ MORENO, Titular de la Correduría Pública número Cuarenta y Seis del Distrito Federal, hago constar:

        Que en esta fecha comparece ante mí el señor Licenciado JOSE MANUEL MUÑOZ ARTEAGA, quien me solicita certifique la agrupación de los estatutos sociales de "SERVICIOS EN PUERTOS Y TERMINALES", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, acto que realizo en los términos siguientes:

ANTECEDENTES:

        I.- Por escritura pública número treinta y dos mil quinientos sesenta y cinco, de fecha catorce de marzo de mil novecientos noventa y seis, otorgada ante la fe del licenciado Miguel Limón Díaz, Notario Público número Noventa y Siete del Distrito Federal, cuyo primer testimonio quedó inscrito en el Registro Público de Comercio del Distrito Federal, bajo el folio mercantil número doscientos siete mil quinientos cincuenta y tres, se constituyó la sociedad denominada "SERVICIOS EN PUERTOS Y TERMINALES", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, con cláusula de exclusión de extranjeros, domicilio en la Ciudad de México, Distrito Federal, duración de noventa y nueve años, capital mínimo fijo de Cincuenta Mil Pesos, Cero Centavos, Moneda Nacional y variable ilimitado, teniendo como objeto social preponderante la prestación en Puertos Mexicanos de los servicios regulados por la Ley de Puertos, incluyendo sin limitar, el servicio público o particular de atención de embarcaciones, así como de maniobras de carga, descarga, alijo, almacenaje, transbordo, estiba, desestiba, acarreo y en general las que auxilien y complementen el comercio marítimo y el transporte por agua, y aquellos que le sean conexos.

        II.- Por escritura pública número treinta y cuatro mil cuatrocientos noventa y dos, de fecha nueve de febrero de mil novecientos noventa y nueve, otorgada ante el mismo Notario Público que la anterior, se protocolizó el Acta de Asamblea General Extraordinaria de Accionistas de la sociedad denominada "SERVICIOS EN PUERTOS Y TERMINALES", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, celebrada el veintisiete de febrero de mil novecientos noventa y ocho, en la que se reformaron las Cláusulas Tercera, Decimoprimera y Trigesimoprimera, así como la adición de la Cláusula Vigesimoctava Bis de los estatutos de la sociedad.

        III.- Mediante póliza número dos mil novecientos setenta y seis, de fecha treinta de mayo de dos mil, otorgada ante la fe del suscrito Corredor Público, cuyo primer original quedó inscrito en el Registro Público de Comercio del Distrito Federal, bajo los folios mercantiles números doscientos siete mil quinientos cincuenta y tres, once mil doscientos dos, y doscientos siete mil cuatrocientos setenta y ocho, el día diecinueve de junio de dos mil, se formalizaron las Actas de Asambleas Generales Extraordinarias de Accionistas celebradas el día treinta y uno de diciembre de mil novecientos noventa y nueve, de las sociedades denominadas "SERVICIOS EN PUERTOS Y TERMINALES", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, como sociedad FUSIONANTE con "TRANSPORTES MARITIMOS ANAHUAC", SOCIEDAD ANONIMA y "OPERADORA PORTUARIA DE PUERTO VALLARTA", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, como sociedades FUSIONADAS, así como se aprobó un aumento en la porción variable del capital social el cual asciende a la cantidad de Cincuenta y Dos Mil Seiscientos Cincuenta Pesos, Cero Centavos, Moneda Nacional.

        IV.- Por póliza número cuatro mil ochocientos veinticuatro, de fecha tres de agosto de dos mil uno, otorgada ante la fe del suscrito Corredor Público, cuyo primer original quedó inscrito en el Registro Público de Comercio del Distrito Federal, bajo el folio mercantil número doscientos siete mil quinientos cincuenta y tres, el día treinta de agosto de dos mil uno, se formalizó el Acta de Asamblea General Extraordinaria de Accionistas de la sociedad denominada "SERVICIOS EN PUERTOS Y

TERMINALES", SOCIEDAD ANONIMA DE CAPITAL VARIABLE,celebrada el día veintiocho de diciembre de dos mil, en la que entre otros acuerdos se tomó el de reformar la Cláusula Séptima de los Estatutos Sociales.

        V.- Mediante póliza número cuatro mil ochocientos veinticinco, de fecha tres de agosto de dos mil uno, otorgada ante la fe del suscrito Corredor Público, se formalizó el Acta de Asamblea General Ordinaria de Accionistas de la sociedad denominada "SERVICIOS EN PUERTOS Y TERMINALES", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, celebrada el día veintiocho de diciembre de dos mil, en la que entre otros acuerdos se tomó el de aumentar el capital social de la Sociedad en su parte variable en la cantidad de Noventa y Cinco Millones Seiscientos Sesenta Mil Pesos, Moneda Nacional, quedando en la cantidad de Noventa y Cinco Millones Setecientos Doce Mil Doscientos Pesos, Moneda Nacional.

        VI.- Por póliza número cuatro mil ochocientos veintiséis, de fecha tres de agosto de dos mil uno, otorgada ante la fe del suscrito Corredor Público, se formalizó el Acta de Asamblea General Ordinaria de Accionistas de la sociedad denominada "SERVICIOS EN PUERTOS Y TERMINALES", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, celebrada el día veintiocho de diciembre de dos mil, en la que entre otros puntos se acordó aumentar el capital social de la Sociedad en su parte variable, el cual asciende a la cantidad de Ciento Treinta y Siete Millones Novecientos Cincuenta y Cinco Mil Seiscientos Cincuenta y Seis Pesos, Moneda Nacional, representado por cincuenta acciones Clase "I" (uno romano), nominativas, comunes y sin expresión de valor nominal, y cuatro acciones Clase "II" (dos romano), nominativas, comunes y sin expresión de valor nominal.

        VII.- Mediante póliza número cinco mil ciento cincuenta y seis, de fecha ocho de octubre de dos mil uno, otorgada ante la fe del suscrito Corredor Público, cuyo primer original quedó inscrito en el Registro Público de Comercio del Distrito Federal, bajo los folios mercantiles números ciento cuarenta y siete mil quinientos cuatro, ciento sesenta y ocho mil cuatrocientos cuarenta y uno, ciento setenta y siete mil cuatrocientos sesenta y cuatro, doscientos siete mil quinientos cincuenta y tres, y doscientos cuarenta y cuatro mil veinticuatro, el día quince de octubre de dos mil uno, se formalizaron las Actas de Asambleas Generales Extraordinarias de Accionistas celebradas el día primero de octubre de dos mil uno, por las sociedades denominadas "SERVICIOS EN PUERTOS Y TERMINALES", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, como sociedad FUSIONANTE con "OPERADORA PORTUARIA DEL GOLFO", SOCIEDAD ANONIMA DE CAPITAL VARIABLE; "TERMINAL MARITIMA DEL SURESTE", SOCIEDAD ANONIMA DE CAPITAL VARIABLE; "ADMINISTRACION DE AGENCIAS NAVIERAS", SOCIEDAD ANONIMA DE CAPITAL VARIABLE y "COMERCIALIZADORA PORTUARIA DE COZUMEL", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, como sociedades FUSIONADAS.

        VIII.- Por póliza número cinco mil seiscientos once, de fecha siete de febrero de dos mil dos, otorgada ante la fe del suscrito Corredor Público, cuyo primer original quedó inscrito en el Registro Público de Comercio del Distrito Federal, bajo el folio mercantil número doscientos siete mil quinientos cincuenta y tres, el día uno de marzo de dos mil dos, se formalizó el Acta de Asamblea General Extraordinaria de Accionistas de la sociedad denominada "SERVICIOS EN PUERTOS Y TERMINALES", SOCIEDAD ANONIMA DE CAPITAL VARIABLE,celebrada el día tres de octubre de dos mil uno, en la que entre otros puntos se acordó aumentar el objeto social de la Sociedad y en consecuencia se reformó la cláusula tercera de sus estatutos sociales.

        IX.- Con póliza número ocho mil seiscientos cincuenta, de fecha veintidós de diciembre de dos mil tres, otorgada ante la fe del suscrito Corredor Público, pendiente de inscripción en el Registro Público de Comercio de esta ciudad por lo reciente de su otorgamiento, se formalizó un Acta de Asamblea General Extraordinaria de Accionistas de la sociedad denominada "SERVICIOS EN PUERTOS Y TERMINALES", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, celebrada el día diecinueve de diciembre de dos mil tres, en la cual entre otros acuerdos se aumentó el objeto social y se aprobó la cláusula de admisión de extranjeros y en consecuencia se reforman de las cláusulas Tercera y Sexta de los estatutos sociales de la Sociedad.

        A continuación transcribo el texto de los Estatutos Sociales vigentes de "SERVICIOS EN PUERTOS Y TERMINALES", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, los cuales son del tenor literal siguiente:

"ESTATUTOS SOCIALES
CLAUSULAS:
DENOMINACION, OBJETO, DOMICILIO
Y DURACION DE LA SOCIEDAD

        PRIMERA.- Las otorgantes constituyen una sociedad anónima de capital variable de conformidad con las leyes de los Estados Unidos Mexicanos, y por lo mismo la nacionalidad de dicha sociedad será mexicana.

        SEGUNDA.- La sociedad se denominará SERVICIOS EN PUERTOS Y TERMINALES. Esta denominación irá seguida de las palabras SOCIEDAD ANONIMA DE CAPITAL VARIABLE o de su abreviatura S.A. DE C.V.

        TERCERA.- La sociedad tendrá por objeto:

          a).-  La prestación en Puertos Mexicanos de los servicios regulados por la Ley de Puertos, incluyendo sin limitar, el servicio público o particular de atención de embarcaciones, así como de maniobras de carga, descarga, alijo, almacenaje, transbordo, estiba, desestiba, acarreo y en general las que auxilien y complementen el comercio marítimo y el transporte por agua, y aquellos que le sean conexos;

          b).-  Asesoría relacionada con la actividad mencionada en el párrafo anterior;

          c).-  Practicar el comercio de toda clase de bienes;

          d).-  Realizar el comercio de importación y exportación;

          e).-  Suscribir, comprar, vender y en cualquier otra forma adquirir o traspasar todo género de valores;

          f).-   Actuar como comisionista o consignataria;

          g).-  Obtener toda clase de permisos o concesiones de autoridades, y adquirirlos y traspasarlos en la forma que estime conveniente;

          h).-  Celebrar contratos de sociedad o de asociación con personas físicas o jurídicas que tengan objetos iguales o semejantes a los anteriormente señalados;

          i).-   Adquirir interés o participación en otras sociedades mercantiles o civiles, nacionales o extranjeras, formando parte en su constitución o adquiriendo acciones o participaciones en las ya constituídas, (así) así como enajenar o traspasar tales acciones o participaciones. Las sociedades en las cuales tenga la titularidad de la mayoría de las acciones o partes sociales, no deberán directa o indirectamente, invertir en acciones de esta sociedad, ni de ninguna otra empresa que a su vez sea accionista mayoritaria de esta misma sociedad, o que sin serlo tengan aquéllas conocimiento de que es accionista de ésta.

          j).-   Proporcionar a las sociedades, de las que sea accionista, servicios de asesoría y consultoría técnica en materia industrial, contable, mercantil o financiera.

          k).-  Otorgar préstamos a las sociedades mercantiles o civiles, nacionales o extranjeras, en las que tenga interés o participación mayoritaria o que pueda ejercitar la facultad de designar la mayoría de los órganos de administración.

          l).-   Adquirir en propiedad, tomar en arrendamiento poseer o administrar los bienes muebles e inmuebles urbanos que permitan las leyes de la República Mexicana o de otros países, de acuerdo con los requisitos que las mismas exijan, que sean necesarios para los fines anteriores, en la inteligencia de que en ningún caso podrá adquirir, poseer o administrar bienes inmuebles con fines agrícolas; y

          m).- En general, celebrar los contratos, ejecutar los actos y otorgar los documentos que sean necesarios para realizar plenamente los objetos anteriores, así como los que sean anexos, conexos o accidentales, con las limitaciones que establezca el permiso que otorgue la Secretaría de Relaciones Exteriores.

          n).-  Celebrar contratos, convenios a nombre propio o por cuenta de terceros así como proporcionar personal de cualquier clase a todo tipo de empresas del sector público o privado, nacionales o extranjeras del ramo industrial, comercial o de servicios con fines industriales, comerciales, de transportes o de servicios, para el suministro de todo tipo de asesorías o la prestación de servicios; pudiendo ser de tipo administrativo, contable, fiscal, legal, financiero, operativo y técnico, de recursos humanos, procesamiento y control de datos y, en general todo tipo de actos que se requieran para el buen funcionamiento y control de las empresas solicitantes.

          o).-  El otorgamiento de toda clase de garantías, reales o personales, para garantizar obligaciones o instrumentos de deuda propios o a cargo de terceros.

        CUARTA.- El domicilio de la sociedad será esta ciudad de México, Distrito Federal, sin perjuicio de que puedan establecerse sucursales, agencias y oficinas en cualquier otro lugar dentro o fuera de la República Mexicana, o del derecho de fijar domicilios convencionales.

        QUINTA.- La duración de la sociedad será de NOVENTA Y NUEVE AÑOS, que se contarán a partir de la fecha de firma de esta escritura y concluirán el día doce de marzo del año dos mil noventa y cinco.

DEL CAPITAL SOCIAL Y DE LAS ACCIONES

        SEXTA.- La Sociedad es mexicana. Los socios extranjeros, actuales o futuros, aceptan, convienen y se obligan expresamente frente al gobierno Mexicano, por conducto de la Secretaría de Relaciones Exteriores, a considerarse como nacionales respecto de (I) las acciones, partes sociales o derechos de la Sociedad que adquieran o de que sean titulares, (II) los bienes, derechos, concesiones, participación o intereses de que sea titular la Sociedad, y (III) los derechos y obligaciones que deriven de los contratos y actos jurídicos en que sea parte de la propia Sociedad, y a no invocar, por lo mismo, la protección de sus gobiernos bajo la pena, en caso contrario, de perder en beneficio de la Nación Mexicana los derechos y bienes que hubieren adquirido. En el entendido, de que por lo menos el cincuenta y un por ciento (51%) del capital social de la Sociedad deberá estar suscrito por personas o inversionistas de nacionalidad mexicana o sociedades con mayoría de capital mexicano.

        SEPTIMA.- El capital social es variable. El mínimo fijo no sujeto a retiro asciende a $50,000.00 (CINCUENTA MIL PESOS), moneda nacional. La parte variable del capital no tiene límite. El capital social estará representado por acciones comunes, nominativas y sin expresión de valor nominal.

        El total del capital social, tanto fijo como variable deberá estar suscrito por mexicanos o sociedades mexicanas con cláusula de exclusión de extranjeros.

        OCTAVA.- Las acciones se dividirán en clases como sigue:

          La Clase "1" representará el capital mínimo fijo no sujeto a retiro y

          La Clase "2" en adelante corresponderá a los aumentos de capital en la parte variable.

        Las acciones de todas las clases tendrán el mismo valor, se distinguirán por su color y conferirán e impondrán iguales derechos y obligaciones.

        Deberán contener las menciones a que se refiere el artículo ciento veinticinco de la Ley General de Sociedades Mercantiles, así como el convenio establecido en la cláusula sexta anterior y llevarán adheridos cupones numerados progresivamente en los términos que determine el consejo de administración.

        Los títulos definitivos de las acciones y los certificados provisionales de las mismas, serán firmados por dos consejeros designados al efecto por el consejo de administración y a falta de disposición expresa del consejo, deberán ser suscritos por el presidente y por el secretario del mismo organismo.

        La propiedad de las acciones se trasmitirá mediante endoso que se haga constar en el mismo título o bien, por cualquier otro medio legal de trasmisión de la propiedad, debiendo registrarse el traspaso en el libro de registro de acciones que al efecto llevará la sociedad, sin cuyo requisito esta última no reconocerá el traspaso.

        Los títulos ampararán una o varias acciones.

        NOVENA.- Los aumentos de la parte variable del capital social se efectuarán por resoluciones de la asamblea general ordinaria de accionistas. No podrá decretarse ningún aumento antes de que estén íntegramente pagadas las acciones emitidas con anterioridad.

        Al tomarse los acuerdos respectivos, la asamblea de accionistas que decrete el aumento o cualquier asamblea posterior, fijará los términos y bases en que deba llevarse a cabo el aumento, en la inteligencia de que los accionistas tendrán en proporción al número de acciones de que sean propietarios, derecho de preferencia para suscribir las nuevas acciones. Este derecho de preferencia puede ser renunciado y el mismo deberá ejercitarse dentro de los quince días que sigan a la fecha en que el consejo de administración notifique a los accionistas por medio de publicación en el Diario Oficial de la Federación o de cualquier otra manera, lo relativo a la aprobación del aumento del capital social.

        Si en la asamblea hubiere estado representada la totalidad del capital social, el plazo de quince días empezará a contarse a partir de la fecha de celebración de la asamblea y los accionistas se considerarán notificados del acuerdo en dicho momento, por lo que no será necesaria su publicación.

        Los aumentos de capital podrán efectuarse mediante capitalización de reservas o utilidades o mediante pago en efectivo o en especie, según lo acuerde la asamblea de accionistas respectiva.

        En los aumentos por capitalización de reservas o utilidades todas las acciones ordinarias tendrán derecho a la parte proporcional que les correspondiere en las mismas.

        DECIMA.- Las disminuciones del capital social de la parte variable se harán por resolución de la asamblea general ordinaria de accionistas, para absorber pérdidas o para reembolso a los accionistas.

        Las disminuciones de capital para absorber pérdidas, se efectuarán mediante la reducción del valor nominal de todas las acciones en circulación de las clases en que esté dividido el capital social en su parte variable.

        En caso de disminución de capital por reembolso a los accionistas, las acciones que se amortizarán primeramente serán las acciones representativas del capital variable. Si el número total de acciones representativas del capital variable no es suficiente para absorber totalmente el monto de la disminución de capital, se amortizarán acciones representativas del capital mínimo fijo de la sociedad en el número que se requiera para completar la disminución del capital decretado. El acuerdo de la asamblea general extraordinaria que hubiere resuelto la disminución del capital social fijo, se publicará por tres veces en el periódico oficial del domicilio social, con intervalos de diez días y los accionistas tendrán derecho a amortizar sus acciones en proporción a la disminución del capital decretado, dentro de los quince días siguientes al de la fecha de la última publicación del acuerdo respectivo.

        Todo aumento o disminución del capital social se inscribirá en un libro de registro que la sociedad llevará para estos casos.

DE LAS ASAMBLEAS GENERALES DE ACCIONISTAS

        DECIMOPRIMERA.- 1.- La asamblea general ordinaria se reunirá cuando menos una vez al año, en el domicilio de la sociedad, en la fecha que fije el consejo de administración, dentro de los cuatro meses que sigan a la clausura del ejercicio social. Además de los asuntos incluídos (así) en la (así) orden del día, la asamblea ordinaria anual conocerá y se ocupará de la discusión, aprobación o modificación del informe de los administradores así como el de los comisarios a que se refieren los artículos 172 y 176 fracción IV de la Ley General de Sociedades Mercantiles, del ejercicio inmediato anterior, tanto de esta sociedad como de aquellas de que sea titular de la mayoría de las acciones, cuando el valor de la inversión en cada una de ellas exceda del veinte por ciento del capital contable, según el estado de posición financiera de esta sociedad al cierre del ejercicio social correspondiente.

        2.-    Las asambleas extraordinarias podrán reunirse en cualquier tiempo, también en el domicilio de la sociedad.

        3.-    Las resoluciones tomadas fuera de asamblea general ordinaria o extraordinaria, por unanimidad de los accionistas que representen la totalidad de las acciones con derecho a voto o de la categoría especial de acciones de que se trate, en su caso, tendrán, para todos los efectos legales, la misma validez que si hubieren sido adoptadas reunidos en asamblea general o especial, respectivamente, siempre que se confirmen por escrito.

        DECIMOSEGUNDA.- Las convocatorias para las asambleas generales deberán hacerse mediante un aviso que se publicará por una sola vez en el periódico oficial de la entidad del domicilio de la sociedad y en uno de los periódicos de mayor circulación en dicho domicilio, cuando menos con quince días de anticipación entre la fecha de publicación y el día señalado para la celebración de la asamblea, cuando se trate de primera convocatoria para ordinaria que tenga entre sus objetos la discusión y aprobación o modificación del informe de los administradores a que se refiere el artículo ciento setenta y dos de la Ley General de Sociedades Mercantiles y cinco días por lo menos, en todos los demás casos.

        La convocatoria deberá contener la (así) orden del día y será firmada por quien la haga. Toda resolución tomada con infracción de lo que dispone esta cláusula, será nula salvo que en el momento de la votación haya estado representada la totalidad de las acciones.

        DECIMOTERCERA.- Para que los accionistas de la sociedad tengan derecho de asistir a las asambleas generales, deberán depositar sus acciones en cualquier institución de crédito, cuando menos con dos días de anticipación al señalado para la asamblea, ya sea en la República Mexicana o en el extranjero, en los lugares que se señalen en la convocatoria respectiva.

        Tratándose de asambleas en las que, por estar representadas todas las acciones puedan tomar resoluciones sin necesidad de convocatoria previa, el depósito de las acciones deberá hacerse en cualquier momento antes de la celebración de la asamblea. Las acciones depositadas no se devolverán sino después de celebrada la asamblea.

        Cuando las acciones fueren depositadas en oficinas ubicadas fuera del domicilio de la sociedad, las instituciones que las recibieren deberán dar aviso a la sociedad por correo o por la vía cablegráfica o telegráfica, del nombre del depositante, del número de acciones depositadas y del día en que se constituyó el depósito.

        Los accionistas que hayan depositado sus acciones en los términos que establece esta cláusula, recibirán de la sociedad una tarjeta de admisión que expresará el nombre del depositante y el número de acciones que ha depositado, y servirá en la asamblea para comprobar el carácter de accionistas de los concurrentes y el número de votos a que tienen derecho.

        Los accionistas no necesitarán probar su derecho de asistencia a la asamblea mediante el depósito mencionado, respecto de las acciones que estén inscritas a su nombre en el Libro de Registro de Acciones.

        DECIMOCUARTA.- Los accionistas pueden asistir a las asambleas generales personalmente o por medio de apoderado, bastando en este último caso que el mandato se otorgue en escrito privado.

        DECIMOQUINTA.- Para que la asamblea general ordinaria de accionistas pueda celebrarse válidamente en virtud de primera convocatoria, deberá estar representado en ella, por lo menos, la mitad del capital social. Para que la asamblea general extraordinaria pueda celebrarse válidamente en virtud de primera convocatoria, deberá estar representada en ella cuando menos, tres cuartas partes del capital social.

        DECIMOSEXTA.- Si la asamblea general ordinaria se reuniere en virtud de segunda convocatoria, funcionará válidamente con los accionistas que concurran, cualquiera que sea el número de acciones que representen y cualquiera que sea la naturaleza de las resoluciones que hayan de tomarse. Para que la asamblea general extraordinaria pueda celebrarse válidamente en virtud de segunda convocatoria deberá estar representada en ella, cuando menos, el cincuenta por ciento del capital social.

        DECIMOSEPTIMA.- Las resoluciones de la asamblea general ordinaria se tomarán por mayoría de votos computables en la asamblea y contándose un voto por cada acción. Las decisiones de las asambleas generales extraordinarias deberán tomarse por el voto favorable de acciones que representen por lo menos, el cincuenta por ciento del capital social.

        DECIMOCTAVA.- En las asambleas generales las votaciones serán económicas, a menos que alguno de los asistentes pida que sean nominales.

        DECIMONOVENA.- Las asambleas generales serán presididas por el presidente del consejo de administración, en su defecto por el miembro del consejo que designe la asamblea y a falta de consejeros presentes en la asamblea, por el accionista que fuere designado por la misma. Actuará como secretario el del consejo o a falta del mismo, la persona que designe quien presida la asamblea. El presidente designará escrutadores a dos de los asistentes.

DE LA ADMINISTRACION DE LA SOCIEDAD

        VIGESIMA.- La sociedad será administrada por un consejo de administración que será integrado por los miembros propietarios que designe la asamblea en número no menor de tres, con las designaciones de presidente, secretario, tesorero y vocales, pudiendo designar el número de consejeros suplentes que se crea necesario.

        Los miembros del consejo de administración podrán ser o no accionistas, pero siempre serán de nacionalidad mexicana, debiendo ser designados a mayoría de votos por la asamblea general ordinaria de accionistas y durando en funciones hasta en tanto no les sean revocados sus nombramientos y los nuevamente designados tomen posesión de sus cargos. La minoría de accionistas que represente un veinticinco por ciento del capital social, tendrá derecho a nombrar cuando menos un consejero.

        VIGESIMOPRIMERA.- El consejo de administración funcionará válidamente con la asistencia de la mitad más uno de sus miembros, tomándose sus resoluciones a mayoría de votos de todos los presentes y gozando el presidente, para el caso de empate de voto de calidad.

        Los consejeros suplentes cubrirán indistintamente las faltas temporales o absolutas de los propietarios.

        VIGESIMOSEGUNDA.- El consejo de administración tendrá las facultades siguientes:

          a).-  Poder general para administrar los negocios y bienes de la sociedad, otorgar y suscribir todo género de garantías y avales y ejecutar los actos, celebrar los contratos, firmar los documentos y otorgar o suscribir los títulos de crédito que requiera esa administración;

          b).-  Poder general para ejercer los actos de dominio que permitan las leyes;

          c).-  Poder general para pleitos y cobranzas, con todas las facultades generales y las especiales que requieran cláusula especial conforme a la ley, inclusive para otorgar perdón, desistirse de toda clase de juicios, recursos y procedimientos en general, así como del juicio de amparo, para presentar denuncias y querellas de carácter penal y para constituírse (así) en coadyuvante del Ministerio Público, poder que podrá ejercitar ante toda clase de personas y autoridades, judiciales y administrativas, civiles, penales y del trabajo, federales o locales, en juicio y fuera de él, con la mayor amplitud posible;

          d).-  Facultad para establecer sucursales y agencias de la sociedad y suprimirlas;

          e).-  Facultad para nombrar y remover al director general y a uno o varios directores, subdirectores, gerentes generales, subgerentes, gerentes especiales y en general funcionarios, factores, agentes y demás empleados de la sociedad, acordando los títulos que deban usar, jerarquías, las retribuciones que deban percibir y las garantías que deban prestar, en la inteligencia de que los directores, subdirectores, gerentes y subgerentes serán siempre personas de nacionalidad mexicana;

          f).-   Facultad para otorgar y revocar poderes especiales y generales con todas las facultades que juzgue convenientes;

          g).-  Facultad para firmar toda clase de documentos, contratos y escrituras que se relacionen directa o indirectamente con los objetos de la sociedad;

          h).-  Facultad para ejecutar los acuerdos de la asamblea general de accionistas; e

          i).-   En general, podrá llevar a cabo todos los actos y contratos que fueren necesarios para el objeto de la sociedad y aquellos que se les atribuyan en otras cláusulas de estos estatutos. El consejo de administración podrá delegar alguna o algunas de sus facultades en uno o varios consejeros, para que las ejerzan en los negocios y lugares que determine, firmar por medio de la persona o personas que al efecto designe de entre sus miembros toda clase de documentos, contratos y escrituras que se relacionen directa o indirectamente con los objetos de la sociedad; y en general nombrar de entre sus miembros uno o más delegados para la ejecución de actos concretos. A falta de designación especial, la representación corresponderá al presidente del consejo.

        VIGESIMOTERCERA.- El consejo de administración elegirá de entre sus miembros un presidente. Además nombrará un secretario, en el concepto de que este último podrá no ser miembro del consejo. Dicho secretario podrá ser removido en cualquier tiempo por el consejo de administración y sus faltas temporales o absolutas serán cubiertas por la persona que designe el mismo consejo.

        VIGESIMOCUARTA.- Las sesiones del consejo de administración serán ordinarias y extraordinarias. Las sesiones ordinarias se celebrarán periódicamente los días y horas que designe el consejo. Las sesiones extraordinarias se celebrarán cuando lo acuerde el presidente del consejo o lo pida alguno de los consejeros. En todo caso se dirigirá cita por escrito al domicilio de los consejeros.

        VIGESIMOQUINTA.- Las sesiones del consejo de administración serán presididas por el presidente, en su defecto por el vicepresidente y a falta de ambos, por el consejero que designe el mismo consejo en calidad de presidente interino.

        VIGESIMOSEXTA.- Las actas de las sesiones del consejo serán firmadas por el presidente y secretario que haya actuado en la sesión.

        VIGESIMOSEPTIMA.- Las resoluciones tomadas fuera de sesión de consejo, por unanimidad de sus miembros tendrán, para todos los efectos legales, la misma validez que si hubiere sido adoptadas en sesión de consejo, siempre que se confirmen por escrito.

        VIGESIMOCTAVA.- El secretario del consejo de administración queda facultado expresamente para expedir certificaciones y copias certificadas de las constancias de los libros de actas y registros de acciones de la sociedad.

        VIGESIMOCTAVA-BIS.- Se podrá establecer, en la asamblea general ordinaria de accionistas que elija al consejo de administración de la sociedad, la creación de un Comité Ejecutivo o Comisión Ejecutiva, órgano colegiado que independientemente del nombre con que se le designe, podrá estar integrado por personas de entre las que a su vez hayan sido o sean elegidas como miembros del consejo de administración o por personas electas por la propia asamblea general ordinaria de accionistas cuyo número será designado por la propia asamblea de accionistas que los nombre. En dicho Comité Ejecutivo o Comisión Ejecutiva, se podrá además designar a un suplente por cada propietario, según lo determine la propia asamblea.

        Los miembros del Comité Ejecutivo o Comisión Ejecutiva actuarán como órgano colegiado y sus facultades podrán ser delegadas en forma integral o ilimitada en la persona o personas que dicho Comité Ejecutivo o Comisión Ejecutiva determine, en su caso. Se reunirá con quorum (así) de la mayoría de sus integrantes y para que las resoluciones sean válidas, se requerirá el voto favorable de la mayoría de los presentes; debiendo informar anualmente al consejo de administración de las resoluciones más importantes que haya adoptado, o bien, cuando se susciten hechos o actos de trascendencia para la Sociedad, que a su juicio lo ameriten.

        Las juntas del Comité Ejecutivo o Comisión Ejecutiva podrán celebrarse con la periodicidad que determine el consejo de administración o el presidente de dicho consejo de administración, debiendo notificar a cada miembro del Comité Ejecutivo o Comisión Ejecutiva, por escrito, el lugar, fecha y hora de la celebración de una Junta.

        Las juntas del Comité Ejecutivo o Comisión Ejecutiva serán presididas por la persona que, por mayoría de votos sea elegida para presidir la mima y actuará como secretario el del propio consejo de administración o, en su caso, quien sea elegido por mayoría de votos para actuar con tal carácter y las actas que se levanten de las juntas serán firmadas por quienes hubieren actuado como presidente y como secretario.

        El Comité Ejecutivo o Comisión Ejecutiva podrá reunirse en cualquier tiempo cuando así lo estime conveniente.

        Asimismo, el Comité Ejecutivo o Comisión Ejecutiva podrá adoptar resoluciones sin necesidad de reunión previa, siempre y cuando dichas resoluciones se confirmen por escrito y sean firmadas por todos y cada uno de los integrantes de dicho Comité Ejecutivo o Comisión Ejecutiva.

        El Comité Ejecutivo o Comisión Ejecutiva tendrá las facultades siguientes:

          a).-  Poder general para pleitos y cobranzas, actos de administración y de dominio, con todas las facultades generales y las especiales que requieran cláusula especial conforme a la ley, en los

  términos de los tres primeros párrafos del artículo 2554 del Código Civil para el Distrito Federal y sus correlativos con los artículos de los Códigos Civiles de las demás entidades de la Federación, así como del artículo 2587 del mismo ordenamiento, poder que podrá ejercitar respecto de todos los asuntos de la sociedad, con excepción de los que estén expresamente reservados por la Ley o por los Estatutos de la Sociedad, a otro órgano de la misma.

          b).-  Poder general para otorgar y suscribir títulos de crédito en los términos del artículo 9° de la Ley General de Títulos y Operaciones de Crédito, incluyendo endoso en garantía o por aval.

          c).-  Enajenar, así como gravar mediante prenda, hipoteca o en cualquier otra forma los bienes muebles e inmuebles de la Sociedad.

          d).-  Autorizar el otorgamiento de cualquier garantía o aval, inclusive respecto de obligaciones a cargo de terceros.

          e).-  Facultad para conferir u otorgar poderes generales o especiales, así como para revocarlos.

          f).-   Facultad para nombrar y remover al Director General, a Directores, Subdirectores, Gerentes, Subgerentes, y en general, a funcionarios, factores, agentes y demás empleados de la sociedad, acordando los títulos que deban usar, jerarquías, las retribuciones que daban percibir y las garantías que deban prestar.

          g).-  En general, tendrá las más amplias facultades para decidir y resolver sobre todos los bienes y negocios de la Sociedad, que se relacionen directa o indirectamente con los objetos de la misma, pudiendo nombrar a una o más personas como Delegados Especiales para la ejecución de sus resoluciones, y en defecto de tal señalamiento podrán ser ejecutadas por el Presidente del Consejo de Administración.

        Los miembros integrantes del Comité Ejecutivo o Comisión Ejecutiva, podrán o no percibir emolumentos, según lo determine el Consejo de Administración o la Asamblea General Ordinaria de Accionistas.

DE LOS COMISARIOS

        VIGESIMONOVENA.- La vigilancia de la sociedad estará a cargo de uno o más comisarios temporales y revocables quienes podrán ser socios o personas extrañas a la sociedad. La asamblea ordinaria de accionistas por mayoría de votos nombrará a los comisarios y a los suplentes respectivos. La minoría de accionistas que represente un veinticinco por ciento del capital social tendrá derecho a nombrar un comisario y el suplente respectivo.

        TRIGESIMA.- Los comisarios durarán en su encargo un año, y podrán ser reelectos una o más veces.

GARANTIAS

        TRIGESIMOPRIMERA.- Los miembros del consejo de administración, así como los del comité ejecutivo o comisión ejecutiva, los gerentes y los comisarios, no estarán obligados a prestar garantía para asegurar las responsabilidades que pudieran contraer en el desempeño de sus respectivos encargos, salvo que la asamblea de accionistas o bien, el consejo de administración o cualquier otro órgano o funcionario con facultades bastantes, determinen el otorgamiento de esa garantía en el acto de las designaciones correspondientes.

DE LA DISTRIBUCION DE UTILIDADES Y PERDIDAS

        TRIGESIMOSEGUNDA.- Los ejercicios sociales deberán contarse del primero de enero al treinta y uno de diciembre de cada año.

        Por excepción, el primer ejercicio será a partir de la fecha de firma de esta escritura y concluirá el treinta y uno de diciembre del año en curso.

        TRIGESIMOTERCERA.- Las utilidades que arroje la cuenta de pérdidas y ganancias, formulada al concluír (así) cada ejercicio social, se distribuirán de la manera siguiente:

          a).-  Se separará un cinco por ciento para la constitución de un fondo de reserva, hasta que este fondo alcance un valor por lo menos igual a la quinta parte del capital social y dicho fondo deberá ser reconstituído (así) de la misma manera cuando haya disminuido por cualquier motivo;

          b).-  Se separará la cantidad que corresponda como reparto de utilidades al personal de la sociedad, de conformidad con las leyes aplicables;

          c).-  Se separarán las cantidades que la asamblea señale para otros fondos de reserva, fondos de previsión y otros fines especiales; y

          d).-  El remanente será distribuído (así) como dividendo entre los accionistas en proporción al número de sus acciones.

        TRIGESIMOCUARTA.- Las pérdidas se distribuirán por partes iguales entre las acciones suscritas y hasta el valor nominal de éstas.

        TRIGESIMOQUINTA.- Las otorgantes no se reservan participación alguna en las utilidades de la sociedad, por su carácter de fundadoras.

DE LA DISOLUCION Y LIQUIDACION DE LA SOCIEDAD.

        TRIGESIMOSEXTA.- Llegado el caso de disolución de la sociedad por otro motivo que el de quiebra por declaración judicial, la asamblea general de accionistas hará el nombramiento de uno o más liquidadores propietarios y uno o más suplentes, quienes tendrán las facultades y atribuciones que la misma asamblea les fije. Las vacantes temporales o definitivas de uno o más liquidadores propietarios, serán cubiertas por los suplentes designados, los cuales serán llamados en el orden de su nombramiento. Mientras dure la liquidación, los comisarios desempeñarán respecto de los liquidadores, la misma función que cumplen respecto de los administradores de la sociedad durante la vida normal de ésta y la asamblea general de accionistas se reunirá en sesión ordinaria en los mismos términos previstos para la vida normal de la sociedad y en sesión extraordinaria siempre que sea convocada por los liquidadores o por los comisarios."

YO, EL CORREDOR PUBLICO, CERTIFICO Y DOY FE:

        I.- Que lo inserto y relacionado concuerda fielmente con sus originales de referencia que tuve a la vista.

        II.- Que con fundamento en la fracción cuatro (romano) del artículo quince de la Ley Federal de Correduría Pública, el solicitante a mi juicio tiene capacidad legal, para contratar y obligarse, y lo orienté acerca del valor y consecuencias legales del presente acto, no encontrando en él manifestaciones evidentes de incapacidad natural y/o legal, y sin tener noticias de que se encuentre sujeto a interdicción.

        III.- Que el solicitante advertido de las penas en que incurren quienes declaran con falsedad ante Fedatario Público, por sus generales manifestó ser:

        JOSE MANUEL MUÑOZ ARTEAGA, mexicano, originario de México, Distrito Federal, lugar donde nació el día dos de noviembre de mil novecientos sesenta, casado, Abogado, con domicilio en Avenida de la Cúspide número cuatro mil setecientos cincuenta y cinco, colonia Parques del Pedregal, código postal catorce mil diez, Delegación Tlalpan, en esta ciudad.

        IV. Que con fundamento en el artículo treinta y dos, fracción seis (romano) del Reglamento de la Ley Federal de Correduría Pública, el compareciente no se identificó ante mí, en virtud de conocerlo personalmente.

        V. Que para constancia levanté la presente acta el mismo día de su fecha.

        Expido la presente certificación para "SERVICIOS EN PUERTOS Y TERMINALES", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, va en veintidós páginas útiles.

FIRMAS:

        JOSE MANUEL MUÑOZ ARTEAGA        RUBRICA.

        JUAN MARTIN ALVAREZ MORENO, TITULAR DE LA CORREDURIA PUBLICA NUMERO CUARENTA Y SEIS DEL DISTRITO FEDERAL.        RUBRICA.        EL SELLO DE AUTORIZAR.

        MEXICO, DISTRITO FEDERAL, A LOS VEINTITRES DIAS DEL MES DE DICIEMBRE DE DOS MIL TRES.

DOY FE.

JMAM'ag*

DOY FE.

POR: "SERVICIOS EN PUERTOS Y TERMINALES", SOCIEDAD ANONIMA DE CAPITAL VARIABLE

JOSE MANUEL MUÑOZ ARTEAGA

JUAN MARTIN ALVAREZ MORENO TITULAR DE LA CORREDURIA PUBLICA NUMERO CUARENTA Y SEIS DEL DISTRITO FEDERAL

CERTIFICACION

ACTA No 8667

FECHA: 23 DE DICIEMBRE DE 2003.

        DE LA AGRUPACION DE LOS ESTATUTOS SOCIALES DE LA EMPRESA DENOMINADA "SERVICIOS EN PUERTOS Y TERMINALES", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, QUE REALIZO A SOLICITUD DEL SEÑOR LICENCIADO JOSE MANUEL MUÑOZ ARTEAGA.

SERVICIOS EN PUERTOS Y TERMINALES, S.A. DE C.V.

BY-LAWS

C L A U S E S

CORPORATE NAME, CORPORATE PURPOSES, ADDRESS AND DURATION OF THE CORPORATION

ONE.- Grantors hereby incorporate a sociedad anónima de capital variable (corporation) under the laws of the Mexican Republic, therefore it is of Mexican nationality.

TWO.- The corporate name is SERVICIOS EN PUERTOS Y TERMINALES, to be followed by the words SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE or its abbreviation by initials S.A. DE C.V.

THREE.- The corporate purposes of the Corporation are:

a)              To render the services governed by the Ley de Puertos <Ports Law> in Mexican Ports, including without limitation ship public or particular service, as well as loading, unloading, lightening, storage, transhipment, stowage, transportation and in general any auxiliary and complementary services for maritime commerce and sea transportation and related services;

b)             Counseling services related to the activities set forth in the preceding paragraph;

c)              Commerce with all kind of goods;

d)             Importation and exportation activities;

e)              To subscribe, purchase, sell and otherwise acquire or transfer all kind of securities;

f)                To act as commissioner or consignee;

g)             To apply for and obtain all type of permits or concessions from the authorities, and acquire and transfer them in the manner it may deem it appropriate;

h)             To enter into any agreements for the incorporation of corporations or partnerships with individuals or corporations having same or similar corporate purposes as those set forth;

i)                 To acquire interests or participation in other corporations or partnerships, by participating in their incorporation or by acquiring shares or equity on those already incorporated, as well as to transfer any such shares or equity. The corporations in which it is a majority shareholder shall not directly or indirectly invest in the shares of the corporation or any other company that in turn is a majority shareholder of the corporation, or without being such majority shareholder the first mentioned are aware that it is a shareholder of this corporation.

j)                 To render to those partnerships in which it is a member, technical counseling and assistance services for industrial, accounting, commercial or financial aspects.

k)              To grant borrowings to corporations or partnerships, national or foreign, in which it has majority interest or participation, or where it may exercise the right to appoint any of the administration bodies.

l)                 To own, lease, possess and manage any personal property and urban or rustic real state and personal the real state and urban or use by means any kind of rights and personal as allowed by the Mexican Republic laws or other countries, according to requirements of such authorities as necessary for such purposes;

m)           In general, to enter into agreements, carry out any acts and grant documents necessary to fully comply with such corporate purposes, and carry out any other activities for concessionaries or integral port administrators as set forth in Port Law;

n)             To enter into agreements or covenants on its own behalf or by third parties, as well as to hire the necessary personnel for all kind of companies whether private or public, national or foreign, engaged in industrial commercial or services activities with industrial, commercial, transportation or services purposes, in order to provide all kind of consulting services or render any other services, which may be administrative, accounting, taxing, legal, financial, operative and technical, human resources, data processing and control, and in general, all kind of activities required for the good performance and control of the requesting companies.

o)             To grant all kind of real state or personal property guarantees, to guarantee liabilities or debt instruments of itself or third parties.

FOUR.- The corporate address is Mexico City, Federal District, but the corporation may establish any branches, agencies or offices within or without the Mexican Republic, or designate addresses for notices.

FIVE.- The duration of the Corporation is for NINETY NINE YEARS from the execution date of this instrument to March twelve, two thousand ninety five.

CAPITAL STOCK AND SHARES

SIX.- The Corporation is Mexican. Any present or future foreign shareholders hereby accept, agree and expressly bind themselves to Mexican government, through the Ministry of Foreign Affaires, to be deemed as nationals as to: (I) any shares, equity interests or rights acquired or owned in the Corporation; (II) any property, rights, concessions, equity or interests owned by the Corporation; and (III) any rights and obligations derived from agreements and legal actions where the Corporation is a party, and not to invoke their government protection subject to the loss to the benefit of Mexican Nation of any rights and property acquired. Provided that at least 51% (fifty one percent) of capital stock of the Corporation shall be subscribed by Mexican individuals or investors, or by corporations with majority Mexican capital stock.

SEVEN.- The capital stock is variable. The minimum fixed non-withdrawal right capital is in the amount of FIFTY ONE THOUSAND MEXICAN PESOS (Mex$50,000.00) Mexican currency. Variable portion of capital stock is unlimited.  Capital stock will be represented by common, registered, non-assessable shares no-par value.

Either the fixed and variable portion of total capital stock shall be subscribed by Mexican individuals or corporations, the latter must include a foreigner shareholder exclusion clause in their by-laws.

EIGHT.- The shares shall be divided in classes, as follows:

Class “1” to represent minimum fixed non-withdrawal right capital; and

Class “2” and subsequent classes shall correspond to any increase to variable portion of capital stock.

The shares of all classes shall have same value, will be distinguished by color and shall confer identical rights and obligations.

The shares shall include the text referred to in article one hundred twenty five of the Ley General de Sociedades Mercantiles <General Business Corporations Law>, as well as the agreement referred to in article six above and shall contain progressively numbered coupons as the board of directors may determine.

The certificates of shares and scrips shall be signed by sole administrator or any two directors designated by the board of directors for such purposes, in the absence of the express provision of the board, they

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shall be subscribed by the chairman and secretary of the board.

Title of shares shall be transferred by endorsement of the certificate of share, or by any other legal transmission method, the transmission shall be registered in the shares registry of the Corporation, otherwise the Corporation will not acknowledge any transfer.

The certificates will represent one or more shares.

NINE.- Any increase to variable portion of capital stock shall be made by resolution of the general ordinary meeting of shareholders. No increase will be made without full payment of shares issued previously.

Upon prior resolutions, the meeting of shareholders that approves the increase, or any future meeting shall determine the terms and conditions to carry out the increase, provided that the shareholders shall, in proportion of the number of shares they hold, have the preemptive right to subscribe the new shares.  This preemptive right may be waived and exercised within fifteen days following the date when the board of directors notifies the shareholders by a publication in the Official Gazette of the Federation or by any other means, the approval to increase the capital stock.

If the meeting is represented by all shares of capital stock, the fifteen day-term shall be computed from the meeting date and the shareholders shall be deemed notified on the approval in such date, therefore no publication will be required.

Any increase to capital stock shall be made by capitalization of reserves or profits, or by payment in cash or in kind, as the respective meeting of shareholders may determine.

In the event of any increase by capitalization of reserves or profits, all common shares shall have the right to the proportional portion of same.

TEN.- Any reduction to variable portion of capital stock shall be made by resolution of the general ordinary meeting of shareholders, in order for shareholders to borne any losses or receive payments.

Any reduction to capital stock to borne any losses, shall be made by reduction to par value of all outstanding shares of the classes of variable portion of capital stock.

In the event of reduction to capital upon payment to shareholders, the first shares to be amortized will be the shares of variable portion of capital stock. If total number of shares of variable portion of capital stock is not sufficient to totally borne the reduction of capital stock, the shares of minimum fixed capital stock will be amortized in the number required to complete the reduction to capital stock so approved. The resolution of the general extraordinary meeting to reduce fixed capital stock will be published three times in the official gazette of corporate address every ten days and the shareholders shall have the right to amortize their shares in proportion of reduction to capital stock approved, within fifteen days following the date of last publication of the respective resolution.

Any increase or reduction to capital stock shall be registered in the registry that the Corporation will keep for such purposes.

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GENERAL MEETINGS OF SHAREHOLDERS

ELEVEN.- 1.- The General Ordinary Meeting shall be held at least once in a year at the corporate address, on the date fixed by the Board of Directors, the Chairman of the Board, the Statutory Auditor or the Secretary of the Board, within four months following the closing of fiscal year. Besides any business included in the Agenda, the annual Ordinary Meeting shall discuss, approve or amend the Managers’ report and Statutory Auditors’ reports referred to in articles 172 and 176 six section IV of the General Business Corporation Law, of immediate prior fiscal year, of this corporation and of those corporations in which it the holder of majority of shares, when the amount of investment in any such corporation exceed the twenty percent of accounting capital, according to financial statements of the corporation at the closing of the corresponding fiscal year.

2.- The Extraordinary Meetings may be held at any time also at the corporate address of the Corporation.

3.- Any resolutions adopted without a General Ordinary or Extraordinary Meeting by unanimous vote of shareholders representing all shares, shall, for all legal effects, be valid as if passed in a General Meeting, provided that they shall be confirmed in writing.

TWELVE.- The notice of General Meetings shall be published once in the Official Gazette of the state of corporate address of the Corporation and in one major circulation newspaper of such address, at least fifteen shall elapse between the publication date and the date fixed to hold the Meeting, in the event of original ordinary meeting to discuss, approve or amend the Managers’ report referred to in article one hundred seventy two of the General Business Corporations Law, and at least five days before in any other case.

The notice of meeting shall contain the Agenda and will be signed by the individual who is calling the meeting. All resolutions adopted contravening the provisions of this Section shall be null and void, unless when at voting time all shares of capital stock are represented thereat.

THIRTEEN.- In order for shareholders to be entitled to attend the General Meetings they shall deliver their shares before a Credit Institution at least two days before the date fixed for the Meeting, either in the Mexican Republic or abroad, at the places designated in the respective notice of meeting.

In the event of Meetings whereat all shares are represented and the resolutions may be adopted without prior notice of meeting, the shares shall be deposited at any time before the Meeting.

Any shares deposited shall be only returned once the Meeting was held.

If the shares are deposited at any office located out of corporate address of the Corporation, the institutions that receive same shall notify the Corporation by mail, cable or telegraph, stating the name of depositor, number of shares deposited and deposit date.

The shareholders who deposit their shares under the terms of this Clause shall receive from the Corporation an admittance card stating name of depositor and number of shares deposited, to be used in the Meeting to prove the shareholder status of those present and number of votes they are entitled to cast.

The shareholders do not need to prove their right to attend the meeting by making such deposit of the shares registered in their name in the Shares Registry.

FOURTEEN.- The shareholders may attend the meeting by a proxy designated in writing.

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FIFTEEN.- An original General Ordinary Meeting of Shareholders shall be valid if at least fifty percent of capital stock is represented thereat.  An original General Extraordinary Meeting of Shareholders shall be valid if at least three fourths of capital stock is represented thereat.

SIXTEEN.- In the event of any adjourned General Ordinary Meeting it will be valid whatever the number of shareholders present thereat, whatever the number of shares represented thereat and whatever the nature of resolutions to be adopted.  In order for an adjourned General Extraordinary Meeting be valid, at least fifty percent of capital stock shall be represented thereat.

SEVENTEEN.- The resolutions adopted at the General Ordinary Meeting shall be adopted by majority votes cast in the Meeting, considering one vote per share. The resolutions adopted in the General Extraordinary Meetings shall be adopted by affirmative vote of shares representing at least fifty percent of capital stock.

EIGHTEEN.- In the General Meetings the votes shall be on show-hands, unless any of those present demands a roll call voting

NINETEEN.- The General Meetings shall be presided by the Chairman of the Board of Directors, in absence of such officer the General Meetings will be presided by any individual designated by unanimous vote of those present at the Meeting, the Chairman shall designate among those present a Secretary of the Meeting and examiners.

MANAGEMENT OF THE CORPORATION

TWENTY.- The business and affairs of the Corporation will be managed by the Board of Directors to be comprised of the regular members to be designated by the Meeting, in the number not less than three, as Chairman, Secretary and Directors, and the number of alternate members as they may deem necessary.

The members of the Board of Directors need not to be shareholders, but must be of Mexican nationality, to be designated by majority votes of the General Ordinary Meeting of Shareholders, for a term to elapse until their successors are designated and qualified. The minority shareholders representing twenty five percent of capital stock shall be entitled to designate at least one director.

TWENTY ONE.- The meetings of the Board of Directors shall be valid if fifty percent plus one director is present thereat, and their resolutions will be adopted by majority vote of those present, but the Chairman shall have the casting vote to break a tie.

Alternate directors, if any, shall act in the temporary or definite absence of regular directors.

TWENTY TWO.- The powers of the Board of Directors will be as follows:

a)              A general power of attorney for acts of administration for the business and property of the Corporation, to grant and subscribe all kind of security and guarantee and carry out any action, enter into agreements, sign documents and grant or subscribe negotiable instrument as the management may require;

b)             A general power of attorney for acts of domain in the form permitted by the laws;

c)              A general power of attorney for lawsuits and collections, with all general and special powers to be set forth under law, including the power to grant pardon, to withdraw from litigation, remedies and

5

procedures in general, including the ‘amparo’ proceedings, file accusations and criminal complaints, and to act as a co-party of the Attorney General, such powers may be exercised before any individual and any federal or sate civil, criminal and labor authorities, with or without a civil action, as ample as possible;

d)             The power to establish branches and agencies of the Corporation and close them;

e)              The power to designate and remove the chief executive officer and any one or more directors, assistant directors, general managers, special managers and any other officers, factors, agents and other employees of the corporation, and assign their title, hierarchy, contribution and bonds to be granted by same.

f)                The power to grant special and general powers of attorney with all powers it may deem appropriate and revoke the powers granted;

g)             The power to sign any kind of documents, agreements and instruments directly and indirectly related to the Corporation corporate purposes;

h)             The power to comply with the resolutions of the General Meeting of Shareholders;

i)                 In general, it may carry out any acts and enter into any agreements necessary to comply with the corporate purposes of the Corporation, and any other duties under other clauses of these By-laws.  The Board of Directors may delegate any one or more powers to one or more directors to be exercised in the businesses and places as it may determine, to sign through any individual or individuals designated among its members for such purposes, any kind of documents, agreements and instruments directly or indirectly related to the corporate purposes of the Corporation; and in general to designate among its members any one or more representatives to carry out concrete acts. In absence of such special designation the Chairman of the Board shall act as such representative.

TWENTY THREE.- The Board of Directors shall designate among its members a President, a Secretary, who need not to be a member of the Board. Such Secretary may be removed at any time by the Board of Directors and his or her temporary or definite absences shall be covered by the individual that the Board may determine.

TWENTY FOUR.- The meetings of the Board of Directors will be ordinary and extraordinary.  The ordinary meetings shall be held periodically on the day and time as the Board may determine.  The extraordinary meetings shall be held whenever the Chairman of the Board or any director may demand so. In any case a notice of meeting shall be sent in writing to the address of directors.

TWENTY FIVE.- The meetings of the Board of Directors shall be presided by the Chairman, in the absence of such officer, by the Vice Chairman, in the absence of both officers, by the director that the Board may designate as interim Chairman.

TWENTY SIX.- The minutes of the meetings of the Board will be signed by the Chairman and the Secretary of the meeting.

TWENTY SEVEN.- Any resolutions adopted without a meeting of the Board by unanimous vote of directors shall, for any legal effects, be valid as if passed in a meeting of the Board, provided that they shall be confirmed in writing by all members of the Board of Directors.

TWENTY EIGHT.- The Secretary of the Board of Directors of the corporation, if any, shall be expressly authorized to issue any certificates of minutes book and shares registry of the Corporation.

TWENTY EIGHT-BIS.- The General Ordinary Meeting of Shareholders designating the Board of Directors, shall authorize the creation of an Executive Committee or Executive Commission which

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regardless of the name assigned to it, will be comprised by individuals appointed as member of the Board of Directors, or by individuals appointed by the General Ordinary Meeting of Shareholders, who must determine the number of members of such committee.

Members of the Executive Committee or Executive Commission shall act as a deliberative body, and it shall delegate in full or in part any powers conferred upon such Committee to any individuals or individuals as determined by such Committee, if any.  The quorum shall be comprised by the majority of members and their resolutions shall be adopted by affirmative vote of the majority of members; this committee shall prepare an annual report to the board of directors, which will contain the most relevant resolutions adopted by such committee, as well as any other event or action they deemed to be relevant for the Corporation.

The Meetings of the Executive Committee or Executive Commission may be held at the time determined by the Board of Directors, by giving notice in writing to each member of the Executive Committee or Executive Commission, stating the place, date and time fixed for such Meeting.

All Meetings of the Executive Committee or Executive Commission shall be presided by the individual appointed by majority of votes to preside such meeting, and shall act as Secretary of the Board of Directors, or, as the case may be, by the individual appointed by majority vote of present to act with such capacity, and the minutes of the meetings will be signed by the acting President and Secretary.

The meetings of the Executive Committee or Executive Commission, may be held at any time, as deemed appropriate.

Likewise, the Executive Committee or Executive Commission may adopt resolutions without meeting, provided that they shall be confirmed in writing and signed by all members of such Executive Committee or Executive Commission.

Executive Committe or Executive Commission shall have the following powers:

a).- Power of attorney for lawsuits and collections, acts of administration and acts of domain, including all general and special powers to be expressly set forth by law, under the provisions of first paragraph of Article 2554 of the Civil Code for the Federal District and the corresponding articles of the Civil Codes of the States of the Mexican Republic, including powers according to article 2587 of such Civil Code, which may be exercised regarding the business of the corporation, except for those expressly reserved by law or these By-laws to a different body of the Corporation.

b).- General Power of attorney to issue and subscribe negotiable instruments according to provisions of the Ley General de Títulos y Operaciones de Crédito <General Negotiable Instruments and Credit Operations Law>, including endorsement in guarantee and security interests.

c).- Power to transfer and pledge, mortgage or otherwise encumbrance real state and personal property owned by the Corporation.

d).- Power to authorize granting security interests, including regarding any obligations of third parties.

e).- Power to grant and revoke general or special powers of attorney.

f).- Power to appoint and revoke General Manager, Directors, Deputy Directors, Managers, Deputy Managers, and in general, any other officers, factors, agents and other employees of the corporation,  and assign their title, hierarchy, contribution and bonds to be granted by same.

g).- In general it shall have all powers to decide and resolve regarding all property and business of the Corporation, related directly or indirectly to the corporate purpose thereof, and it may appoint one or more individuals who shall act as Special Delegates, for the execution of its resolutions, and if otherwise,

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such resolutions may be exercised by the Chairman of the Board of Directors.

The members of the Executive Committee or Executive Commission, may or may not receive a remuneration, as the Board of Directors or the General Ordinary Meeting may determine.

STATUTORY AUDITORS

TWENTY NINE.- The surveillance of the Corporation will be in charge of one or more temporary and revocable Statutory Auditors who may be shareholders or external individuals. The General Ordinary Meeting of Shareholders shall by majority vote, designate the Statutory Auditor(s) and the respective alternates. The minority shareholders representing twenty five percent of capital stock shall have the right to designate a Statutory Auditor and his or her alternate.

THIRTY.- The Statutory Auditors term will be one year who may be re-elected once or more times.

BONDS

THIRTY ONE.- The members of the Board of Directors, the Executive Committee or Executive Commission and officers and Statutory Auditors are not obliged to grant a bond to guarantee faithful performance of their duties and responsibilities during their respective position, unless the Meeting of Shareholders determines the granting of such bond at the time of the appointment of such officers.

PROFIT AND LOSS SHARING

THIRTY TWO.- The fiscal year shall be from January one to December thirty one of each year.

Except for first fiscal year to be from the execution date of this instrument to December thirty one of this year.

THIRTY THREE.- Profits from losses and gains account, determined upon ending of each fiscal shall, shall be distributed as follows:

a)              Five percent to be set apart to create the reserve fund, until such reserve is in the amount of at least equal to one fifth of capital stock, and such reserve shall be reconstituted in the same manner if reduced by any reason;

b)             The amount corresponding to the Corporation workers’ profit sharing shall be set apart, under the terms of applicable laws;

c)              Any amounts as Meeting may determine to be applied to other reserve funds, prevision funds and other special purposes, shall be set apart; and

d)             The remaining shall be distributed as dividends to shareholders, in proportion of the number of shares they hold.

THIRTY FOUR.- The losses shall be shared in equal parts among the shares subscribed up to par value thereof.

THIRTY FIVE.- Grantors do not retain for itself the right to profit sharing of the corporation in view of their capacity as incorporators.

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DISSOLUTION AND LIQUIDATION OF THE CORPORATION

THIRTY SIX.- In the event of dissolution of the Corporation, the General Meeting of Shareholders shall designate one or more liquidators and assistant liquidators, who shall be granted the powers and authorizations as the Meeting may determine.  Any temporary of definite vacancies of one or more regular liquidators shall be covered by the alternate liquidators, who shall be called in the order of their appointment. During the liquidation procedure, the Statutory Auditors shall have, as to liquidators, the same duties as to the Managers of the Corporation during ordinary course of business and the General Meeting of Shareholders shall hold an ordinary meeting under the terms provided for during the ordinary course of business of the corporation, and an extraordinary meeting provided that it is called by liquidators or Statutory Auditors.

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QuickLinks

  Exhibit 3.17